ASSIGNMENT
                             OF
                     PURCHASE AGREEMENT

      THIS ASSIGNMENT made and entered into this 1st day of March, 2004, by and between AEI FUND MANAGEMENT, INC., a Minnesota corporation, ("Assignor") and AEI Income & Growth Fund XXI Limited Partnership, a Minnesota limited partnership, and AEI Accredited Investor Fund 2002 Limited Partnership, a Minnesota limited partnership (as tenants in common, together collectively referred to as "Assignee");

     WITNESSETH, that:

      WHEREAS, on the 17th day of December, 2003, Assignor entered into a Purchase Agreement ("the Agreement") for that certain property located at 2585 Main Street, Buffalo, New York, and more particularly described in Exhibit A attached hereto and incorporated herein (the "Property") with Ronald Benderson and David H. Baldauf, as Trustees under the Randall Benderson 1993-1 Trust dated September 22, 1993 and Richard Franco (together collectively referred to as "Seller"); and

      WHEREAS, Assignor desires to assign to AEI Income & Growth Fund XXI, an undivided fifty percent (50.0%) interest as a tenant in common; and AEI Accredited Investor Fund 2002 Limited Partnership, an undivided fifty percent (50.0%) interest as a tenant in common, of its rights, title and interest in, to and under the Agreement as hereinafter provided;

      NOW, THEREFORE, for One Dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed between the parties as follows:

     1. Assignor assigns all of its rights, title and interest in, to and under the Agreement to Assignee, to have and to hold the same unto the Assignee, its successors and assigns;

     2. Assignee hereby assumes all rights, promises, covenants, conditions and obligations under the Agreement to be performed by the Assignor thereunder, and agrees to be bound for all of the obligations of Assignor under the Agreement.

All other terms and conditions of the Agreement shall remain unchanged and continue in full force and effect.


ASSIGNOR:

AEI FUND MANAGEMENT, INC.


By: /s/ Robert P Johnson
        Robert P. Johnson, its President


ASSIGNEE:

AEI INCOME & GROWTH
  FUND XXI LIMITED PARTNERSHIP,
a Minnesota limited partnership

BY: AEI FUND MANAGEMENT XXI, INC.,
    a Minnesota corporation, its General Partner

By: /s/ Robert P Johnson
        Robert P. Johnson, its President

AEI ACCREDITED INVESTOR FUND 2002
     LIMITED PARTNERSHIP,
a Delaware corporation

BY: AEI FUND MANAGEMENT XVIII, INC.,
     a Minnesota corporation, its General Partner


By: /s/ Robert P Johnson
        Robert P. Johnson, its President



                          EXHIBIT A

                      Legal description


      All That Tract or Parcel of Land, situate in the City of Buffalo, County of Erie, and State of New York, being part of Lot No. 44, Township 11, Range 8 of the Holland Land
Company's Survey, bounded and described as follows:

     Beginning at the intersection of the southeasterly line of Main Street and the westerly line of Fillmore Avenue; thence southerly and along the westerly line of Fillmore Avenue a distance of 418.93 feet to a point' thence westerly and along a line drawn at right angles to the westerly line of Fillmore Avenue a measured distance of 147.38 feet (147.69 feet) to a point' thence northerly at an interior angle of 66 18' 29" a measured distance of 22.11 feet to a point on a line drawn at right angles to a southeasterly line of Main Street and measuring 139.22 feet (139.38 feet deed) therefrom; thence westerly at a n interior angle of 255 16' 31" a measured distance 139.22 feet (138.38 feet deed) to a point in the southeasterly line of Main Street; thence northeasterly at an interior angle of 90 00' 00" and along the southeasterly line of Main Street a distance of
398.43 feet to a point and place of beginning.





                 PURCHASE AND SALE AGREEMENT




      This Purchase and Sale Agreement (this "Agreement") is entered into as of this 17th day of November, 2003 (the "Effective Date") among RONALD BENDERSON and DAVID H. BALDAUF, as Trustees under the Randall Benderson 1993-1 Trust dated September 22, 1993 (the "1993-1 Trust"), RICHARD FRANCO ("Franco") and AEI FUND MANAGEMENT, INC., a Minnesota corporation ( "Buyer").

      In consideration of the mutual covenants set forth herein and in consideration of the earnest money deposit herein called for, the parties agree as follows:

      Section 1. SALE AND PURCHASE. The Trustees of the 1993-1 Trust and Franco (collectively, "Seller") shall sell, convey, and assign to Buyer, and Buyer shall purchase, assume and accept from Seller, for the Purchase Price (hereinafter defined) and on and subject to the terms and conditions herein set forth, the following:

          (a) the tract or parcel of Land containing approximately 1.337 acres and located at 2585 Main Street, Buffalo, New York, and more particularly described in Exhibit A attached hereto (the "Land"), all improvements located on the Land, including a certain retail building which consists of approximately 11,347 square feet of retail space (the "Improvements"); and all rights, titles, easements and interests appurtenant to the Land and/or Improvements;

          (b) any and all equipment, including without limitation HVAC equipment, furniture, fixtures and other personal property owned by Seller and now or as of the Closing Date installed on, attached to or otherwise located on the Land or in the Improvements (collectively, the "Personal Property"); and

          (c) all of the landlord's interest in and rights and obligations under the Lease dated August 26, 1998, originally by and between
               (i) Seller, as landlord, with the landlord's interest thereunder having been assigned to Randall Benderson and David H. Baldauf, as Trustees of the Ronald Benderson 1995 Trust dated December 29, 1995 (the "1995 Trust") and Franco, and (ii) Fay's Incorporated, as tenant, with the tenant's interest thereunder having been assigned to or otherwise acquired by Eckerd Corporation, a Delaware corporation ("Tenant"), which Lease provides for the use and occupancy of the Improvements and Land (the "Lease"), and all rents prepaid thereunder for any period subsequent to the Closing Date (defined below);

          (d) all permits and other governmental approvals or consents relating to the Landlord/or the Improvements including without limitation any variances, conditional use permits, special use permits or occupancy permits (collectively, "Seller Permits"); and

           (e) all rights and interests of either Seller or the trustees of the 1995 Trust in any of the following to the extent the same relate to the Land and/or the Improvements:
               (1) any warranties, guaranties and indemnities, (2) plans, drawings, specifications, surveys, engineering reports, permits, governmental approvals and other technical information, and (3) any trade names or other intangible property relating to the leasing, maintenance, service, use or operation of the Land, Improvements, or the Lease (collectively, the "Warranties, Plans and Intangible Property").

The above-listed items are herein collectively called the "Property". All of the Property shall be sold, conveyed, and assigned to Buyer at Closing (defined below) free and clear of all liens except for the lien of real property taxes not yet due and payable, and subject to the Permitted Encumbrances (defined below).

      Section  2.     PURCHASE AND SALE.  Seller  agrees  to
sell to Buyer, and Buyer agree to purchase from Seller, the Property upon the terms and conditions set forth in this Agreement.

      Section 3. PURCHASE PRICE. The Purchase Price ("Purchase Price") for the Property shall be Three Million Two Hundred Thirteen Thousand and 00/100 Dollars ($3,213,000.00) to be paid in cash or cash equivalent as set forth in Section 11 hereof. Such Purchase Price is based upon a projected 8.25% yield for Buyer based on current base rent payable under the Lease (on a fully net basis) .

      Section 4. EARNEST MONEY. Within two (2) business days after the Effective Date, Buyer shall deliver to Commonwealth Land Title Insurance Company ("Title Company"), at its office in St. Paul, Minnesota a check or wire transfer in the amount of $50,000.00 which the Title Company shall immediately deposit for collection in an interest-bearing account, upon Buyer executing and delivering an IRS Form W-9 to the Title Company and Seller and Buyer executing an escrow agreement with respect to the Earnest Money in the form attached hereto and incorporated herein as Exhibit B. As used in this Agreement, the term "Earnest Money" shall mean the amount deposited by Buyer, together with all interest earned thereon while in the custody of Title Company. At the Closing, the Earnest Money and any interest earned thereon will be paid to Seller and applied as a credit against the Purchase Price. If this Agreement is terminated for any reason other than Buyer's default, the Earnest Money and any interest earned thereon in full shall be promptly returned to Buyer.

      Section 5. DELIVERY OF INFORMATION BY SELLER. Within five (5) days after the Effective Date hereof, Seller shall deliver to Buyer all of the following (collectively, "Due Diligence Documents"), to the extent the same are in Seller's possession or control or otherwise reasonably available to Seller:

      (a) Any Phase I Environmental Reports, testing reports and any other reports or documents regarding or relating to the environmental condition of the Property;

      (b) A copy of the executed Lease and any amendments or modifications thereto;

      (c)  Any soils, geotechnical or other  engineering  reports;

      (d)  Any  zoning  letter   or   other  written   information
           concerning the current zoning of the Property;

      (e)  As  built    Building   and/or   landscape  plans   and
           specifications;

      (f) The current real estate tax statement for the Land and Improvements;

      (l)  Any  management,  maintenance   or   service agreements
           relating to  the Property ("Property Agreements");

      (m) Seller's general construction contract with respect to the Improvements;

      (n)  Seller's Permits;

      (o)  Any   financial  statements or  sales  reports received
           by   Seller  from  the Tenant applicable to years  2000
           through 2003;

      (p)  Any  appraisals of the Property or  any  part  thereof;

      (q)  Copy of all Seller Permits;

      (r)  A  copy of a  survey  of  the  Land   and Improvements
           dated   February  7, 2000  prepared by   W.  Schutt  &
           Associates (the  "Existing Survey");

      (s)  Copies  of   any  existing   or   proposed warranties,
           guaranties   or    indemnities relating to the Land or
           the Improvements; and

      (t)  All  other  books,  records  and  reports prepared in
           connection  with   the   ownership,    management  or
           maintenance of the Property.

     Seller represents that the copies of the documents, agreements and other materials delivered to Buyer hereunder are true, correct and complete copies thereof.

      Section 6. DUE DILIGENCE PERIOD. Buyer shall have the right during a period commencing with the date of this Agreement and ending thirty (30) days after the receipt of the Due Diligence Documents (the "Due Diligence Period"), at its sole cost, expense and risk, to examine and inspect the physical and environmental condition of the Property, status of compliance of the Property with applicable building, zoning and health laws and to conduct feasibility studies with regard to the ownership and operation of the Property. Buyer, its contractors, consultants and representatives, may enter upon the Property, whether before or after the end of the Due Diligence Period, to inspect the Property and conduct a due diligence review of the same, and may conduct tests and examinations with regard thereto. Buyer shall promptly restore the Property to substantially the same condition in which it existed immediately prior to any physical tests conducted by or on behalf of Buyer. Buyer shall hold Seller harmless from any and all damages, liabilities or claims caused by the negligence or wrongful act of Buyer, their employees, agents or contractors, in exercising their rights under this Section 6. If at the end of the Due Diligence Period, Buyer elects to proceed with the purchase of the transaction contemplated hereby, Buyer shall so notify Seller in writing (a "Notice to Proceed"), given within five (5) days after the expiration of the Due Diligence Period. In the event that Buyer fails to provide such notice, this Agreement, and the transactions contemplated herein, will be considered terminated and all Earnest Money, will be returned to Buyer. If Buyer does provide Seller a Notice to Proceed as contemplated above, the Earnest Money shall become non-refundable, except to the extent that any of the contingencies to Buyer's performance hereunder shall not be satisfied or waived by Buyer in writing.

     Section  7.      TITLE; SURVEY.  As soon as  reasonably
possible, but in any event within the timeframes set forth below, Seller shall, at its expense, furnish the following
(collectively, the "Title Evidence") to Buyer:

          (a) Title Insurance Commitment and Abstract. Within ten (10) days after the date hereof, a current commitment for an ALTA 1992 Owner's Policy of Title Insurance, with extended coverage, issued by Ticor Title Insurance Company copies of all documents referenced therein, and endorsements for appurtenant easements (if any), the so-called "Fairway" endorsement, and such other matters as may be reasonably identified by Buyer, in the amount of the Purchase Price (the "Commitment"). The Commitment shall disclose in writing any liens, charges or encumbrances which remain of record but which the Title Company has agreed to "insure over." The Commitment will commit the Title Company to insure title to the Real Property subject only to the encumbrances permitted by Buyer in accordance with the provisions set forth in this Section 7.

          (b) UCC Searches. As soon as reasonably possible after the date hereof, duly certified reports covering the filing of security agreements and/or financing statements, affecting any of the Personalty (the "UCC Report").

Buyer shall be allowed fifteen (15) days after receipt of all of the Title Evidence for examination of the same and making of any objections thereto, said objections to be made in writing or deemed to be waived; provided, however, that Buyer shall not be obligated to object to liens or encumbrances which may be removed by the payment of money. If any objections are so made, Seller shall use reasonable efforts to correct any valid title objections within thirty
(30) days after receipt of said objections and, pending such correction, the closing hereunder shall be postponed, but upon correction of such title objections and within twenty
(20) days after written notice of such correction given by Seller to Buyer, Seller and Buyer shall perform this Agreement according to its terms. If such objections are, in Buyer's reasonable judgment, not correctable within thirty (30) days, or if the same are not in fact corrected within thirty (30) days for any reason, then Buyer may, at its option, terminate this Purchase Agreement by notice to Seller, in which case all Earnest Money paid by Buyer to Seller hereunder (including all accrued interest thereon) shall be promptly refunded to Buyer, or may proceed to closing based on title in its then current condition. Any matters or encumbrances set forth in the Title Evidence (i) which are acceptable to Buyer or (ii) to which Buyer does not object as provided above shall be deemed "Permitted Encumbrances."

      Section  8.      SELLER'S REPRESENTATIONS, WARRANTIES,
AND COVENANTS. Seller hereby represents and warrants to, and covenants with Buyer that:

          (a) There are no unrecorded agreements or restrictions, other than the Lease and that certain Ground Lease dated August 1, 1998 by and between Seller, as ground lessor, and Franco and the trustees of the 1995 Trust, as ground lessee (the "Ground Lease"), relating to the Property or by which the Property or Buyer would be bound;

          (b) There are no Property Agreements which will survive Closing, unless Buyer shall otherwise agree in writing;

          (c) There are no actions or proceedings pending, which would materially affect the Property, or interrupt or delay construction of the Improvements;

          (d) The Lease is in full force and effect; no event has occurred or condition arisen which either constitutes, or would constitute with the passage of time or giving of notice or both, a default by Tenant under the Lease;

          (e) The consummation of the transactions contemplated hereunder, and the performance of this Agreement and the delivery of the "Deed" (as define below) to Buyer, will not result in any breach of, or constitute a default under, any instrument to which Seller is a party or by which Seller may be bound or affected;

          (f) Seller has full right, power, and authority to execute and deliver this Agreement and to consummate the purchase and sale transaction provided for herein without obtaining any further consents or approvals from, or the taking of any other actions with respect to, any third parties; and this Agreement, when executed and delivered by Seller and Buyer, will constitute the valid and binding agreement of Seller, enforceable against Seller in accordance with its terms;

          (g)  The   Property  abuts  on  and   has   direct
               vehicular and pedestrian access to a public road;

          (h) There is no litigation pending or, to the best knowledge of Seller, threatened against or relating to the Property;

          (i) To Seller's best knowledge, there is no pending investigation, condemnation or proceeding of any kind which may have a material adverse affect upon the Property;

          (j) There are no outstanding or unpaid claims, actions, or causes of action related to any transaction or obligation entered into or incurred by Seller with respect to the Property prior to the date hereof;

          (k) The Property has not been used by Seller for the storage or disposal of any hazardous or toxic substance as defined in any applicable state or federal law governing or relating to the environment;;

          (l)  Seller  is not a "foreign person" (as defined
               in   Section  1445(f)  (3)  of  the  Internal
               Revenue    Code   and   regulations    issued
               thereunder);

          (m) Seller has received no written notice that, and has no actual knowledge of, any condition on or about the Property which would cause the Property or any part thereof to be in violation of, or out of compliance with, any building codes, zoning ordinances, health and safety codes or other applicable rules, regulations or laws;

          (n) The present zoning of the Property permits the proposed use thereof by the Tenant under the Lease and the Property has, or will have upon completion of the Improvements, a legally adequate number of on-site parking spaces; and

          (o) Seller is not insolvent and is not and will not be rendered insolvent as a result of the transaction contemplated hereby.

Seller hereby agrees that the truthfulness of each of said representations and warranties and all other representations and warranties herein made in a condition precedent to the performance by Buyer of Buyer's obligations hereunder; and that the said representations and warranties shall be true as of the date hereof and on the Closing Date. Upon the breach of any thereof, Buyer, prior to the Closing Date, may declare this Agreement to be null and void, or Buyer may elect to close this sale. If Buyer elects to declare this Agreement null and void, neither party shall have any rights or obligations hereunder, except that all Earnest Money herein paid, plus interest thereon, shall be promptly refunded to Buyer.

      Section  9.      CONTINGENCIES TO BUYERS' PERFORMANCE.
The obligation of Buyer to close this transaction, at the option of Buyer, shall be subject to each of the following conditions precedent:

          (a) All of the representations and warranties by Seller contained in Section 8 hereof shall be true and correct as of the Closing Date.

          (b) Seller shall have fully complied with and performed the conditions and agreements on its part required by the terms hereof.

          (c)  Tenant   shall   not  have  ceased   business
               operations at and from the Property.

          (d) All necessary government permits for the use and occupancy of the Property for the purposes contemplated by the Lease, including without limitation a permanent or unconditional certificate of occupancy, shall have been duly issued to Seller.

          (e) Seller shall have delivered to Buyer, not later than ten (10) days prior to the Closing Date an estoppel letter from Tenant, in form attached hereto and incorporated herein as Exhibit C (the "Tenant Estoppel").

          (f) There shall have been no material adverse change in the physical or environmental condition of the Property between the end of the Due Diligence Period and the Closing Date.

          (g) Seller shall have delivered to Buyer an amendment to the Lease, in form and substance acceptable to the Buyer in its reasonable discretion, pursuant to which the Tenant has agreed to convert the Lease to a "fully net" lease.

Buyer shall have the right to unilaterally waive any condition herein set forth and proceed to close. If any such condition has not been satisfied or waived by Buyer as of the Closing Date, Buyer may terminate this Purchase Agreement by written notice to Seller. If this Agreement is so terminated, the Earnest Money, plus interest accrued thereon, shall be promptly refunded to Buyer. Notwithstanding anything contained herein to the contrary, in the event that Seller is unable to satisfy the contingency set forth in subparagraph (g) above and this Purchase Agreement is terminated as a result, Seller shall reimburse to Buyer all of Buyer's reasonable out of pocket expenses, including without limitation attorney's fees, paid or incurred by Buyer in connection with (i) negotiation and preparation of this Purchase Agreement or any amendments thereto, (ii) review of the Due Diligence Documents and/or Title Evidence or (iii) exercise of its rights under Section 6 hereof (collectively, "Buyer Expenses"), in any event not to exceed the aggregate sum of $25,000.00. In such event, Buyer shall deliver to Seller an itemized list of all Buyer's Expenses, with reasonable backup information; Seller shall reimburse Buyer the amount due pursuant to the preceding sentence within fifteen (15) days after receipt thereof.

     Section 10. CLOSING. The closing of the sale of the Property by Seller to Buyer (the "Closing") shall occur on or before the later of (i) a date fifteen (15) days after the satisfaction of the contingencies to Buyer's performance set forth in Section 9 or (ii) a date sixty (60) days from the Effective Date hereof (the "Closing Date"). The parties may elect to close prior to the scheduled Closing Date upon mutual consent. The Closing shall occur through the submission of all executed closing documents and funds necessary to close the transaction contemplated hereby to the Title Company along with written escrow instructions from each party. An escrow officer of the Title Company will coordinate the Closing with the Title Company's branch office or its affiliate in the county in which the Property is located. Time is of the essence with regard to the Closing Date.

      Section 11.    BUYER'S CLOSING DELIVERIES.  Buyer,  at
their expense, shall deliver or cause to be delivered to Seller at Closing the following:

               (1) the Purchase Price, by wire transfer or other immediately available funds;

               (2) an Assignment and Assumption of Lease and an Assignment of the Guaranty in the form to be prepared by Seller and to be mutually agreed upon by the parties prior to the expiration of the Due
                    Diligence Period, fully executed and acknowledged by Buyer;

               (3) evidence satisfactory to Seller and Title Company that the persons executing the Closing documents on behalf of Buyer have full right, power, and authority to do so; and

               (4)  such   other   documents   as   may   be
                    reasonably   requested  by   the   Title
                    Company or Seller in accordance with this Agreement.

     Section 12. SELLER'S CLOSING DELIVERIES. Seller, at its expense, shall deliver or cause to be delivered to Buyer the following:

               (1) Termination of the Ground Lease, duly executed by all parties thereto, along with evidence that the landlord's interest thereunder and all rights and interests of the ground lessess under the Ground Lease in and to any portion of the Property shall have been re-assigned to Seller by Franco and the Trustees of the 1995 Trust;

               (2) An Assignment and Assumption of Lease, assigning to Buyer the landlord's interest in and to the Lease, free and clear of liens, claims or encumbrances, in a form to be mutually agreed upon by the parties prior to the expiration of the Inspection Period, fully executed and acknowledged by Seller, accompanied by the original Lease and original Amendments thereto, if any;

                    (3)   A  New  York  statutory  form   of
                    general warranty deed in the form to  be
                    prepared  by  Seller and to be  mutually
                    agreed upon by the parties prior to  the
                    expiration of the Due Diligence  Period,
                    fully   executed  and  acknowledged   by
                    Seller, conveying to Buyer the Land and Improvements (the "Deed");

               (4) A warranty Bill of Sale as to the Personal Property;

               (5) An assignment of Seller's rights in and to all Seller Permits, pursuant to an assignment in form acceptable to Buyer in its reasonable discretion.

               (6) An assignment of all of Seller's right in and to the Warranties, Plans and Intangible Property, pursuant to an assignment in form acceptable to Buyer in its reasonable discretion;

               (7)  The original Tenant Estoppel;

               (8) Evidence reasonably satisfactory to Buyer and Title Company that the persons executing and delivering the Closing documents on behalf of Seller and/or the Trustees of the 1995 Trust have full right, power and authority to do so;

               (9) A certificate meeting the requirements of Section 1445 of the Internal Revenue
                    Code of 1986, executed and sworn to by Seller;

               (10) A  bring  down  certificate,  warranting
                    that    all   Seller's   representations
                    contained herein are true and correct as of the Closing Date;

               (11) Such   other   documents   as   may   be
                    reasonably   requested  by   the   Title
                    Company or by Buyer in accordance with this Agreement, or as are customarily executed in New York to effectuate the conveyance of property similar to the Property;

               (12) Keys to the Improvements; and

               (13) An  opinion  of Seller's in house  legal
                    counsel,   in  form  and  substance   as
                    acceptable  to  Buyer in its  reasonable
                    discretion that (i) the Lease is  valid,
                    binding  and enforceable on  Tenant  and
                    (ii)  to  the  best  of  such  counsel's
                    knowledge,   (A)   the   execution   and
                    delivery   of   the  Lease   have   been
                    authorized  by  all necessary  corporate
                    action on behalf of the Tenant, (B)  the
                    Lease  does  not conflict with  Tenant's
                    Articles  of  Incorporation,  Bylaws  or
                    other organizational documents, and  (C)
                    the  person(s)  signing  the  Lease   on
                    behalf   of   Tenant  have   been   duly
                    authorized to do so.


     Section 13.  CLOSING COSTS; PRORATIONS.

          (a) Seller shall pay at Closing (i) all transfer taxes, deed taxes, intangible taxes or similar taxes payable in connection with transfer of title to real property in the county in which the Property is located; (ii) all filing and recording fees for all documents required to be filed or recorded as a condition to delivery of the Deed to buyer, with title to the Property in the condition required thereunder; (iii) one half of Buyer's title insurance premiums for a standard form ALTA policy of owner's title insurance, with extended coverage, including the premiums or charges for those endorsements identified in Section 7 hereof, but excluding the cost of any lender's title policy (collectively, "Buyer's Title Costs"); and (iv) one half of the Title Company's escrow and closing fee.

          (b) Buyer shall pay at Closing (i) all filing and recording fees with respect to the Deed, (ii) the balance of Buyer's Title Costs and (iii) one half of the Title Company's escrow and closing fee.

          (c) All other closing costs shall be allocated between the parties consistent with the custom and practice in similar transactions in the county in which the Property is located.

          (d) Rent due under the Lease shall be prorated as of the Closing Date, Seller being charged and credited for all of same up to the Closing Date and Buyer being charged and credited for all of same on and after the Closing Date; provided, however, that, if the wire payoff to Seller's mortgagee is received later than 1:00 pm EST on the day of Closing then the Seller, and not Buyer, shall be credited for the Rent paid under the Lease that is attributable to the day of closing. Utility charges and taxes are paid by the Tenant and shall not be prorated at Closing. All prorations made at Closing shall be considered a final settlement between the parties.

      Section 14. DESTRUCTION, DAMAGE, OR TAKING BEFORE CLOSING. If, before Closing, all or any material part of the Land or Improvements are destroyed or damaged, or become subject to condemnation or eminent domain proceedings, then Seller shall promptly notify Buyer thereof. Buyer may elect to proceed with the Closing (subject to the other provisions of this Agreement and with no reduction in the Purchase Price) by delivering notice thereof to Seller within twenty
(20) business days of receipt of Seller's notice respecting the damage, destruction, or taking, but in such event Buyer shall be entitled to all insurance proceeds or condemnation awards payable as a result of such damage or taking and, to the extent the same may be necessary or appropriate, Seller shall assign to Buyer at Closing Seller's rights to such proceeds or awards. If, within twenty (20) business days of receipt of Seller's notice respecting the damage, destruction, or taking, Buyer notifies Seller of its intent to terminate this Agreement, or if Buyer gives no notice within such period, then Buyer shall be deemed to have terminated this Agreement.


     Section 15.    TERMINATION AND REMEDIES

               (a) If Buyer fails to consummate the purchase of the Property pursuant to this Agreement for any reason other than termination hereof pursuant to a right granted to Buyer in herein, or if Buyer breaches any covenant or provision of this Agreement, then Seller, as its sole remedy, may terminate this Agreement by notifying Buyer thereof, in which event Title Company shall deliver the Earnest Money, together with all interest thereon, to Seller as LIQUIDATED DAMAGES. In addition to the foregoing, Seller shall also be entitled to recover all reasonable expenses, including reasonable attorney's fees and litigation costs, incurred in connection with obtaining the Earnest Money following a breach hereof by Buyer.

               (b) If Seller defaults in performance of any of its duties or obligations contained herein, may: (1) terminate this Agreement by notifying Seller thereof, in which case the Earnest Money, together with all interest thereon, shall be returned to Buyer and neither party hereto shall have any further rights or obligations hereunder, except for those which expressly survive the termination of this Agreement; or (2) enforce specific performance of the obligations of Seller hereunder, or (3) exercise any other right or remedy available at law or in equity.

               (c) The provision for payment of liquidated damages in Section 15(a) has been included because, in the event of a breach by Buyer, the actual damages to be incurred by Seller can reasonably be expected to approximate the amount of liquidated damages called for herein and because the actual amount of such damages would be difficult if not impossible to measure accurately.

      Section  16.     NOTICES.   All  notices  provided  or
permitted to be given under this Agreement must be in writing and may be served by depositing same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested; by delivering the same in person to such party; by reputable overnight courier delivery; or by facsimile copy transmission with printed confirmation of receipt thereof. Notice given in accordance herewith shall be effective upon delivery to the address of the addressee. Any notice given by facsimile transmission shall be followed by a hard copy or by hand delivery. For purposes of notice, the addresses of the parties shall be as follows:


           If to Seller, to:

          Ronald Benderson, David H. Baldauf and Richard
Franco
          c/o Benderson Development Company, Inc.
          570 Delaware Avenue
          Buffalo, New York 14202-1207
          Facsimile No.: (716) 886-2269

     With a copy to:

          Kevin Kinney, Esq.
          Benderson Development Company, Inc.
          570 Delaware Avenue
          Buffalo, New York 14202-1207
          Facsimile No.: (716) 878-9694

     If to Buyer, to:

          AEI Fund Management, Inc.
          30 Seventh Street East, Suite 1300
          St. Paul, MN  55101-4901
          Attention:  Ms. Barbara Kochevar
          Facsimile No.: (651) 227-7705

     With a copy to:

          Thomas M. Hart
          Winthrop & Weinstine, P.A.
          225 South Sixth Street, Suite 3500
          Minneapolis, MN  55402
          Facsimile No.: (612) 604-6800


Either party hereto may change its address for notice by giving three (3) days' prior written notice thereof to the other party.

     Section 17. ASSIGNS/BENEFICIARIES. Either Seller or Buyer may assign its or their rights and obligations under this Agreement to a third party or parties and shall provide written notice thereof to the other not later than five (5) business days prior to the Closing Date. No such assignment shall relieve Seller or Buyer of its or their covenants, duties and obligations hereunder.

     Section 18. COMMISSIONS. Seller agrees at Closing to pay a commission to Horn Capital Realty, Inc. ("Seller Broker") in an amount equal to two percent (2%) of the Purchase Price at Closing as required under Seller's written agreement with Seller's Broker. Buyer and Seller agree to hold each other harmless and defend one another from claims made by or arising from any other broker claiming by, under or through the indemnifying party.

      Section 19. COMPUTATION OF TIME. If the expiration date of any period or time for performance hereunder falls on a Saturday, Sunday, or legal holiday, then, in such event, the expiration date of such period or time for performance shall be extended to the next business day.

      Section 20.    GOVERNING LAW.  This Agreement shall be
governed and construed in accordance with the laws of the State in which the Property is located.

     Section 21. ENTIRE AGREEMENT. This Agreement is the entire agreement between Seller and Buyer concerning the sale of the Property, and no modification hereof or subsequent agreement relative to the subject matter hereof shall be binding on either party unless reduced to writing and signed by both parties. All Exhibits attached hereto are incorporated herein by this reference for all purposes.

      Section 22. RULE OF CONSTRUCTION; NO WAIVER. Buyer and Seller acknowledge that each party has reviewed this Agreement and has had adequate opportunity to consult legal counsel with respect thereto and that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto. No provision of this Agreement shall be deemed to have been waived by either party unless the waiver is in writing and signed by that party. No custom or practice which may evolve between the Buyer and Seller during the term of this Agreement shall be deemed or construed to waive or lessen the right of either of the parties hereto to insist upon strict compliance with the terms of this Agreement.

      Section  23.    NO RECORDING.  Neither this  Agreement
nor any memorandum hereof shall be recorded in any public records where the Property is located or elsewhere.

      Section 24.    EXPIRATION.  This offer to Purchase  by
Buyer shall expire if not executed by Seller and returned to Buyer on or before December 19, 2003.

      Section 25. ATTORNEY'S FEES. In the event of litigation between the parties in connection with this Agreement, the prevailing party (i.e. the party whose position is substantially upheld) shall be entitled to recover its reasonable attorneys' fees and costs from the non-prevailing party. The obligation in the immediately preceding sentence shall survive any termination of this Agreement or the closing.

       Section 26. SELLER'S CONTINUING OBLIGATIONS. Notwithstanding anything contained herein to the contrary, Seller shall remain responsible after Closing for timely performance of any warranties regarding the condition of the Improvements and/or the Personalty granted to Tenant under the Lease. The provisions of this Section 26 shall survive Closing of the transaction contemplated hereby.

      Section 27. CONSTRUCTION. The parties acknowledge that this Agreement has been fully negotiated at arm's length and in good faith and that, if any ambiguity shall arise hereunder, these shall be no presumption that either party drafted this Agreement or shall have such ambiguity resolved against either party by virtue of its role in drafting or preparing this Agreement.



IN WITNESS WHEREOF Seller and Buyer have caused their respective duly authorized representatives to execute this Purchase and Sale Agreement, which shall be effective as of the Effective Date.









                              SELLERS:


                              /s/ Richard Franco
                                  RICHARD FRANCO



                              /s/ David H Baldauf
                                  DAVID  H. BALDAUF, Trustee  of
                                  the  Randall Benderson  1993-1
                                  Trust dated September 22, 1993


                                Date:   December  15,   2003



                              BUYER:

                              AEI FUND MANAGEMENT, INC.

                              By: /s/ Robert P Johnson
                                    Its President

                              Date: December 17, 2003




                          EXHIBIT A

                    LEGAL DESCRIPTION OF LAND


                          EXHIBIT A

                      Legal description


      All That Tract or Parcel of Land, situate in the City of Buffalo, County of Erie, and State of New York, being part of Lot No. 44, Township 11, Range 8 of the Holland Land
Company's Survey, bounded and described as follows:

     Beginning at the intersection of the southeasterly line of Main Street and the westerly line of Fillmore Avenue; thence southerly and along the westerly line of Fillmore Avenue a distance of 418.93 feet to a point' thence westerly and along a line drawn at right angles to the westerly line of Fillmore Avenue a measured distance of 147.38 feet (147.69 feet) to a point' thence northerly at an interior angle of 66 18' 29" a measured distance of 22.11 feet to a point on a line drawn at right angles to a southeasterly line of Main Street and measuring 139.22 feet (139.38 feet deed) therefrom; thence westerly at a n interior angle of 255 16' 31" a measured distance 139.22 feet (138.38 feet deed) to a point in the southeasterly line of Main Street; thence northeasterly at an interior angle of 90 00' 00" and along the southeasterly line of Main Street a distance of
398.43 feet to a point and place of beginning.